EXHIBIT 99.1

ELITE ANNOUNCES SUCCESSFUL RESULTS ON ABUSE RESISTANT
TECHNOLOGY FOR NARCOTIC ANALGESICS
Thursday December 8, 10:50 am ET

NORTHVALE, N.J.--(BUSINESS WIRE)--Dec. 8, 2005--Elite Pharmaceuticals, Inc. (AMEX: ELI - NEWS) announced positive results from their completed pilot Phase I study under its Investigational New Drug Application (IND), designed to test Elite's proprietary abuse resistant technology ("ART(TM)") for use with opioids.

The product tested, OxyNal(TM), uses a pharmacological agonist-antagonist combination approach of sustained release agonist oxycodone hydrochloride, intended for use in patients with moderate to severe chronic pain, and an antagonist naltrexone hydrochloride formulated to deter abusers of the drug.

"We are very pleased with the positive results we obtained from this study which not only meets a significant milestone in the development of this program in pain management but also validates Elite's pharmacological approach for our ART(TM)," stated Bernard Berk, chairman and chief executive officer of Elite Pharmaceuticals. "It gives us a great deal of added confidence in our next steps when we meet with the FDA to present the overall NDA developmental program. Encouraged with these promising results, we are expediting the developmental time lines. This achievement is yet another step forward for Elite to establish itself as a leader and innovator in pain management. Our goal is to address this large unmet medical need and to provide better, safer, and more abuse-resistant pain products that positively affect people who are suffering from chronic pain."

The studies were conducted on sixteen healthy human volunteers. Test subjects were given a single dose of intact and crushed forms of OxyNal(TM) under fasted conditions. Oxycodone and naltrexone levels were measured in the subjects' blood. The following results were achieved:

Performance of Intact Capsules: This study was designed to evaluate the pharmacokinetics of OxyNal's(TM) formulation when it was administered to the subjects in its unaltered form. The results showed that no quantifiable blood levels of naltrexone were released at a limit of quantification ("LOQ") of 7.5 pg/mL while the oxycodone showed a typical release profile for a 12-hour product, thus provides the desired effect of pain relief. This data is consistent with the premise of Elite's ART(TM), that essentially no naltrexone is released and absorbed when administered as intended.

TABLE 1. Summary of average plasma level data for the intact OxyNal(TM) test product.

=====================================================================================================================
     DRUGS                    HOURS; PLASMA CONCENTRATIONS OF OXYCODONE AND NALTREXONE (PG/ML); N = 16;
                                        FASTED SUBJECTS; ADMINISTRATION OF INTACT OXYNAL(TM)
                 ----------------------------------------------------------------------------------------------------
                    0       0.25     1.00     2.00     4.00     6.00     8.00     10.00     12.00    16.00    24.00
=====================================================================================================================
Oxycodone         BLLOQ     BLLOQ    4.20     6.90     8.00     7.30     5.20      3.40     2.00     0.90     0.14
---------------------------------------------------------------------------------------------------------------------
Naltrexone        BLLOQ     BLLOQ    BLLOQ    BLLOQ    BLLOQ    BLLOQ    BLLOQ    BLLOQ     BLLOQ    BLLOQ    BLLOQ
---------------------------------------------------------------------------------------------------------------------
BLLOQ = Below level of quantitation

Performance of Crushed Capsules: Sustained release opioids are typically abused by crushing and taking orally or nasally. This study was designed to evaluate the pharmacokinetics of OxyNal's(TM) formulation when it was administered to the subjects after it was physically altered by removing the pellets from the capsules and crushing the pellets. The data showed as anticipated, the naltrexone is released along with the oxycodone and would provide the desired effect of negating the euphoric high sought by abusers. The average naltrexone blood level measured was over 1,800 pg/mL at 15 minutes post dosing.


TABLE 2. Summary of average plasma level data for the crushed OxyNal(TM) test product.

==============================================================================================================
      DRUGS                HOURS; PLASMA CONCENTRATIONS OF OXYCODONE AND NALTREXONE (PG/ML); N = 16;
                                    FASTED SUBJECTS; ADMINISTRATION OF CRUSHED OXYNAL(TM)
                   -------------------------------------------------------------------------------------------
                     0     0.25    1.00     2.00    4.00    6.00     8.00    10.00    12.00   16.00    24.00
==============================================================================================================
Oxycodone            0     3.40    14.50   11.80    8.00    4.90    3.20     2.20     1.40     0.60    0.14
--------------------------------------------------------------------------------------------------------------
Naltrexone         1.00   1,868    2,671   1,792    841      465     278      189      191      90      41
--------------------------------------------------------------------------------------------------------------
BLLOQ = Below level of quantitation

About Elite Pharmaceuticals

Elite Pharmaceuticals is a specialty pharmaceutical company principally engaged in the development of oral, controlled release products. The Company's strategy includes developing generic versions of controlled release drug products with high barriers to entry and assisting partner companies in the life cycle management of products to improve off-patent drug products. Elite's technology is applicable to develop delayed, sustained or targeted release capsules or tablets. Elite has one product currently being sold commercially and a pipeline of seven drug products under development in the therapeutic areas that include pain management, allergy, cardiovascular and infection. The addressable market for Elite's current pipeline of products exceeds $6 billion. Elite also has a GMP and DEA registered facility for research, development, and manufacturing located in Northvale, NJ.


This news release contains forward-looking statements, including those related to the preliminary nature of the clinical program results and the potential for further product development, that involve known and unknown risks, delays, uncertainties and other factors not under the control of Elite or Pliva, which may cause actual results, performance or achievements of the companies to be materially different from the results, performance or other expectations implied by these forward-looking statements. In particular, because substantial future testing will be required prior to approval, the results described above may not be supported by additional data or by the results of subsequent trials. These risks and other factors, including the timing or results of pending and future clinical trials, regulatory reviews and approvals by the Food and Drug Administration and other regulatory authorities, and intellectual property protections and defenses, are discussed in the Elite's filings with the Securities and Exchange Commission such as the 10K, 10Q and 8K reports. The companies undertake no obligation to update any forward-looking statements.


CONTACT:
Elite Pharmaceuticals, Inc.
Dianne Will, 518-398-6222
dwill@willstar.net
------------------
www.elitepharma.com
-------------------
or
Investor Relations
The Investor Relations Group
Dian Griesel/John Nesbett/Antima "Taz" Sadhukhan
212-825-3210

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Source: Elite Pharmaceuticals, Inc.